Exhibit 99.1

Bottomline Technologies Reports Third Quarter Results

Subscription and Transaction Revenue Highlights Third Quarter

PORTSMOUTH, N.H. – April 30, 2015 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of cloud-based payment, invoice and digital banking solutions, today reported financial results for the third quarter ended March 31, 2015.

Revenues for the third quarter were $82.0 million, an increase of $3.7 million, or 9% on a constant currency basis, from the third quarter of last year. Subscription and transaction revenues, which are primarily related to the company’s cloud platforms, increased 25% on a constant currency basis from the third quarter of last year to $42.9 million.

Gross margin for the third quarter was $47.0 million, an increase of $2.4 million from the third quarter of last year. Net loss for the third quarter was $7.8 million. Net loss per share was $0.21 in the third quarter compared to $0.12 in the third quarter of last year.

Core net income for the third quarter was $12.5 million. Core net income excludes acquisition and integration-related expenses, amortization of intangible assets, equity-based compensation, non-cash interest expense associated with our convertible notes and restructuring expenses as detailed in the reconciliation below. Core earnings per share was $0.33 in the third quarter compared to $0.34 in the third quarter of last year.

“We had a very good third quarter with solid execution and strong subscription and transaction revenue growth” said Rob Eberle, President and CEO of Bottomline Technologies. “We announced our new cyber fraud and risk management platform addressing a critical priority concern of our customers. We continue to invest in our suite of innovative cloud-based solutions which we believe will drive continued subscription and transaction revenue growth. With the strong results through the first three quarters, we are on track to complete a record year in which we will have introduced important new technologies, increased the competitive differentiation and market opportunity of our product set and positioned the company for continued growth in the years ahead.”

Revenues for the nine months ended March 31, 2015 increased 12% to $245.5 million as compared with $218.9 million last year. Subscription and transaction revenues increased 25% to $126.7 million in the nine months ended March 31, 2015. Net loss for the nine months ended March 31, 2015 was $13.1 million. Net loss per share was $0.35 for the nine months ended March 31, 2015 compared to $0.48 for the nine months ended March 31, 2014.

Core net income for the nine months ended March 31, 2015 was $41.8 million. Core net income excludes acquisition and integration-related expenses, amortization of intangible assets, equity-based compensation, restructuring expenses and non-cash interest expense associated with our convertible notes as detailed in the reconciliation below. Core earnings per share was $1.10 for the nine months ended March 31, 2015 compared to $0.86 for the nine months ended March 31, 2014.

Third Quarter Customer Highlights

•	Selected by seventeen institutions to provide Paymode-X, Bottomline’s leading cloud-based payments automation platform.

•	Chosen by seven leading organizations, including Employers Holdings, Inc. and Securitas, to provide Bottomline’s cloud-based legal spend management solutions to automate, manage and control their legal spend.

•	Signed nine new Digital Banking deals, enabling banks to accelerate innovation, grow revenues and relationships, and drive profitable growth.

•	Leading institutions, such as PMA Capital Corporation, Reliance Trust, and Marathon Oil Company, chose Bottomline’s payment automation solutions to extend their payments capabilities and improve efficiencies.

•	Companies such as Silicon Valley Bank and ABF Investments PLC selected Bottomline’s Financial Messaging solution to improve operating efficiencies and optimize the effectiveness of their financial transactions by utilizing the SWIFT global network.

Third Quarter Strategic Corporate Highlights

•	Announced the launch of a comprehensive cyber fraud and risk management solution as a result of our acquisition of Intellinx, Ltd. Headquartered in Israel, the Intellinx solutions are trusted by some of the largest organizations in the world because of its unique ability to non-invasively monitor, replay, and analyze user behavior across multiple channels, and instantly flag and stop suspicious activity.

•	Selected as winner of the Treasury Management International award for Innovation and Excellence in Cash Management for the fourth year in a row. The TMI Awards recognize banks, advisors, and technology providers who best understand the challenges that corporate treasurers face in the global treasury arena.

•	Bottomline’s Digital Banking 3.0 solutions helped customers deploy market changing technology and receive industry recognition including:

•	Best Use of IT in Wholesale & Investment Banking at the FS Tech Awards 2015 awarded to a major European bank and longstanding customer.

•	Best Digital Platform of 2015 in the Digital Strategy Awards at Innovation Enterprise’s 2015 Digital Strategy Innovation Summit awarded to a major global bank. Award presented in recognition of the best conceived digital platform, combining sophisticated digital marketing with Bottomline’s leading online account opening experience.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP. Core net income and core earnings per share are non-GAAP financial measures. Our non-GAAP financial measures exclude certain items, specifically amortization of intangible assets, impairment losses on equity investments, equity-based compensation, acquisition and integration-related expenses (including acquisition-related earn-outs), restructuring related costs, non-cash pension expenses, non-core charges associated with our convertible notes and other non-core or non-recurring gains or losses that arise from time to time. Non-core charges associated with our convertible notes consist of non-cash interest expense. Acquisition and integration-related expenses include legal and professional fees and other direct transaction costs associated with our business and asset acquisitions, costs associated with integrating acquired businesses, including costs for transitional employees or services, integration related professional services costs and other incremental charges we incur as a direct result of our acquisition and integration efforts. Periodically, such as in periods that include significant foreign currency volatility, we present certain metrics on a “constant currency” basis, to show the impact of period to period results normalized for the impact of foreign currency rate changes. We calculate constant currency information by translating prior period financial results using current period foreign exchange rates. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Our executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets and in communications with our board of directors with respect to our core financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

A reconciliation of our GAAP results to our non-GAAP results for the three and nine months ended March 31, 2015 and 2014 is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
	(in thousands)		(in thousands)
GAAP net loss	$(7,830)	$(4,310)	$(13,060)	$(17,623)
Amortization of intangible assets	8,002	4,784	22,186	18,663
Equity-based compensation	7,134	6,225	19,563	16,792
Acquisition and integration-related expenses	846	1,062	2,553	4,635
Restructuring expenses	1,074	1,015	1,346	1,060
Non-cash pension expense	21	87	42	238
Non-cash interest expense	3,061	2,871	9,038	8,479
Other non-core expense	145	—	145	—
Other income tax expense	—	978	—	—

Core net income	$12,453	$12,712	$41,813	$32,244

GAAP diluted shares	38,121	38,687	38,062	37,889
Impact of note hedges	—	(866)	—	(440)

Core diluted shares	38,121	37,821	38,062	37,449

The table below is a comparative summary of our total revenues and our subscription and transaction revenues shown with a constant currency growth rate:

	Three Months Ended		% Increase
	March 31,			Constant
	2015	2014	GAAP	Rates(1)
	(in thousands)
Total Revenues	$81,951	$78,252	5%	9%
Subscription and Transaction Revenues	42,926	35,095	22%	25%

(1)	Constant currency information compares results between periods assuming exchange rates had remained constant period-over-period. We calculate constant currency information by translating prior-period results using current-year GAAP foreign exchange rates.

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) powers mission-critical business transactions. We help our customers optimize financially-oriented operations and build deeper customer and partner relationships by providing a trusted and easy-to-use set of cloud-based digital banking, fraud prevention, payment, financial document, insurance, and healthcare solutions. Over 10,000 corporations, financial institutions, and banks benefit from Bottomline solutions. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Bottomline Technologies, Paymode-X and the BT logo are trademarks of Bottomline Technologies (de), Inc. which are registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

Cautionary Language

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our ability to execute on our growth plans. Any statements that are not statements of historical fact (including but not limited to statements containing the words “believes,” “plans,” “anticipates,” “expects,” “look forward”, “confident”, “estimates” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ operational and financial results, refer to our Form 10-K for the fiscal year ended June 30, 2014 and the subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Kevin Donovan

Bottomline Technologies

603-501-5240

kdonovan@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014
Revenues:
Subscriptions and transactions	$42,926	$35,095
Software licenses	5,074	5,543
Service and maintenance	32,124	35,873
Other	1,827	1,741

Total revenues	81,951	78,252

Cost of revenues:
Subscriptions and transactions	19,582	17,866
Software licenses	371	505
Service and maintenance	13,675	13,942
Other	1,285	1,278

Total cost of revenues	34,913	33,591

Gross profit	47,038	44,661

Operating expenses:
Sales and marketing	20,248	19,433
Product development and engineering	12,716	10,685
General and administrative	8,882	8,718
Amortization of intangible assets	8,002	4,784

Total operating expenses	49,848	43,620

Income (loss) from operations	(2,810)	1,041

Other expense, net	(4,600)	(3,573)

Loss before income taxes	(7,410)	(2,532)
Provision for income taxes	420	1,778

Net loss	$(7,830)	$(4,310)

Basic and diluted net loss per share	$(0.21)	$(0.12)

Shares used in computing basic and diluted net loss per share:	37,762	37,081

Core net income (excludes amortization of intangible assets, acquisition and integration-related expenses, restructuring expenses, equity-based compensation expense, non-core charges associated with our convertible notes and other non-core items):(1)

Core net income	$12,453	$12,712

Diluted core net income per share(2)	$0.33	$0.34

1)	Core net income excludes charges for amortization of intangible assets of $8,002 and $4,784, acquisition and integration-related expenses of $846 and $1,062, restructuring expenses of $1,074 and $1,015, equity-based compensation of $7,134 and $6,225, non-cash pension expense of $21 and $87, non-core charges associated with our convertible notes of $3,061 and $2,871 and other non-core expenses of $145 and $978 for the three months ended March 31, 2015 and 2014, respectively.

2)	Shares used in computing diluted core earnings per share were 38,121 and 37,821 for the three months ended March 31, 2015 and 2014, respectively. In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Nine Months Ended
	March 31,
	2015	2014
Revenues:
Subscriptions and transactions	$126,662	$101,489
Software licenses	16,155	15,744
Service and maintenance	97,264	96,564
Other	5,438	5,109

Total revenues	245,519	218,906

Cost of revenues:
Subscriptions and transactions	58,699	49,964
Software licenses	1,138	1,263
Service and maintenance	39,647	40,434
Other	3,855	3,789

Total cost of revenues	103,339	95,450

Gross profit	142,180	123,456

Operating expenses:
Sales and marketing	58,995	53,699
Product development and engineering	35,427	28,363
General and administrative	25,962	25,328
Amortization of intangible assets	22,186	18,663

Total operating expenses	142,570	126,053

Loss from operations	(390)	(2,597)

Other expense, net	(11,834)	(11,004)

Loss before income taxes	(12,224)	(13,601)
Provision for income taxes	836	4,022

Net loss	(13,060)	(17,623)

Basic and diluted net loss per share	$(0.35)	$(0.48)

Shares used in computing basic and diluted net loss per share:	37,723	36,654

Core net income (excludes amortization of intangible assets, acquisition and integration-related expenses, restructuring expenses, equity-based compensation expense, non-cash pension expense and non-core charges associated with our convertible notes):(1)

Core net income	$41,813	$32,244

Diluted core net income per share(2)	$1.10	$0.86

1)	Core net income excludes charges for amortization of intangible assets of $22,186 and $18,663, acquisition and integration-related expenses of $2,553 and $4,635, restructuring expenses of $1,346 and $1,060, equity-based compensation of $19,563 and $16,792, non-cash pension expense of $42 and $238, non-core charges associated with our convertible notes of $9,038 and $8,479 and other non-core expense of $145 and $0 for the nine months ended March 31, 2015 and 2014, respectively.

2)	Shares used in computing diluted core earnings per share were 38,062 and 37,449 for the nine months ended March 31, 2015 and 2014, respectively. In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	June 30,
	2015	2014
Assets
Current assets:
Cash, cash equivalents and marketable securities	$140,327	$191,478
Accounts receivable	64,214	61,064
Other current assets	31,488	28,238

Total current assets	236,029	280,780

Property and equipment, net	41,737	35,901
Goodwill and intangible assets, net	399,701	372,495
Other assets	11,300	11,167

Total assets	$688,767	$700,343

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,657	$16,283
Accrued expenses	24,165	25,542
Deferred revenue	70,644	66,571

Total current liabilities	108,466	108,396

Convertible senior notes	156,945	148,795
Deferred revenue, non-current	16,750	15,997
Deferred income taxes	31,629	23,537
Other liabilities	15,145	16,192

Total liabilities	328,935	312,917

Stockholders’ equity
Common stock	40	39
Additional paid-in-capital	552,182	530,377
Accumulated other comprehensive income (loss)	(18,365)	6,816
Treasury stock	(31,738)	(20,579)
Accumulated deficit	(142,287)	(129,227)

Total stockholders’ equity	359,832	387,426

Total liabilities and stockholders’ equity	$688,767	$700,343